Exhibit 99.1

ALLERGAN REPORTS FOURTH QUARTER 2009 OPERATING RESULTS

¡        Board of Directors Declares Fourth Quarter Dividend

(IRVINE, Calif., February 4, 2010) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended December 31, 2009. Allergan also announced that its Board of Directors has declared a fourth quarter dividend of $0.05 per share, payable on March 12, 2010 to stockholders of record on February 19, 2010.

Operating Results Attributable to Stockholders

For the quarter ended December 31, 2009:

•	Allergan reported $0.72 diluted earnings per share attributable to stockholders compared to $0.48 diluted earnings per share attributable to stockholders reported for the fourth quarter of 2008.

•

Allergan’s non-GAAP diluted earnings per share attributable to stockholders were $0.78 in the fourth quarter of 2009, compared to non-GAAP diluted earnings per share attributable to stockholders of $0.76 in the fourth quarter of 2008, a 2.6 percent increase.

Product Sales

For the quarter ended December 31, 2009:

•

Allergan’s total product net sales were $1,206.5 million. Total product net sales increased 15.9 percent compared to total product net sales in the fourth quarter of 2008. On a constant currency basis, total product net sales increased 11.2 percent compared to total product net sales in the fourth quarter of 2008.

•	Total specialty pharmaceuticals net sales increased 17.7 percent, or 13.1 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the fourth quarter of 2008.

•	Total medical devices net sales increased 8.3 percent, or 3.1 percent on a constant currency basis, compared to total medical devices net sales in the fourth quarter of 2008.

“The fourth quarter proved to be another strong quarter for Allergan as we benefited from the commercial investments made since mid-year and observed some recovery in our markets,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “In 2010 we look forward to rebuilding our cash-pay markets and to introducing some significant therapeutic innovations.”

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Based on internal information and assumptions, full year 2009 therapeutic sales accounted for approximately 52% of total BOTOX® (onabotulinumtoxinA) sales and increased approximately 4% compared to 2008. Full year 2009 cosmetic sales accounted for approximately 48% of total BOTOX® sales and decreased approximately 4% compared to 2008.

Product and Pipeline Update

During the fourth quarter of 2009:

•

On October 1, 2009, Allergan filed a declaratory relief action in the United States District Court for the District of Columbia to seek a ruling that would allow the company to proactively share truthful and relevant information with the medical community regarding the safe use of BOTOX® for certain therapeutic off-label treatments.

•

On October 23, 2009, Allergan announced that the United States District Court for the District of Delaware ruled in favor of Allergan, Inc. in its patent infringement suit against Exela PharmSci, Inc., Exela PharmSci Pvt., Ltd., Apotex, Inc. and Apotex Corp. (collectively, the “Defendants”) finding that the patents are valid and enforceable against the Defendants and that the Defendants’ proposed generic versions of Allergan’s ALPHAGAN® P (brimonidine tartrate ophthalmic solution) 0.1% and 0.15% products infringe Allergan’s patents. Pursuant to the Hatch-Waxman Act, the U.S. Food and Drug Administration (FDA) is required to delay approval of the Defendants’ proposed generic products until after Allergan’s last applicable patent expires in 2022.

•	Allergan filed a supplemental New Drug Application with the FDA for the approval of OZURDEX™ (dexamethasone intravitreal implant) 0.7 mg to treat non-infectious intermediate and posterior uveitis.

Following the end of the fourth quarter of 2009:

•	On January 7, 2010, Allergan received marketing authorization from The European Commission for LUMIGAN® (bimatoprost ophthalmic solution) 0.01% which applies to the 27 countries of the European Union.

•

On February 1, 2010, Allergan announced FDA approval of JUVÉDERM® XC dermal filler formulated with lidocaine to provide patients with enhanced comfort during treatment of moderate to severe facial wrinkles and folds, such as the nasolabial folds (or “parentheses”) that appear around the nose and mouth.

•

Allergan completed its acquisition of Serica Technologies, Inc., a medical device company focused on the development of biodegradable silk-based scaffolds for use in tissue regeneration, including breast augmentation, revision and reconstruction and bariatric applications.

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Outlook

For the full year of 2010, Allergan expects:

•	Total product net sales between $4,550 million and $4,750 million.

•	Total specialty pharmaceuticals net sales between $3,780 million and $3,930 million.

•	Total medical devices net sales between $770 million and $820 million.

•	ALPHAGAN® franchise product net sales between $320 million and $340 million.

•	LUMIGAN® franchise product net sales between $520 million and $540 million.

•	RESTASIS® product net sales between $580 million and $600 million.

•	SANCTURA® franchise product net sales between $90 million and $100 million.

•	BOTOX® product net sales between $1,330 million and $1,370 million.

•	LATISSE® product net sales at approximately $140 million.

•	Breast aesthetics product net sales between $290 million and $300 million.

•	Obesity intervention product net sales between $250 million and $270 million.

•	Facial aesthetics product net sales between $230 million and $250 million.

•	Non-GAAP cost of sales to product net sales ratio between 16.0% and 16.5%.

•	Other revenue at approximately $60 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio between 39% and 40%.

•	Non-GAAP research and development expenses to product net sales ratio between 15% and 16%.

•

Non-GAAP amortization of acquired intangible assets at approximately $20 million. This expectation excludes the amortization of acquired intangible assets associated with the Inamed, Cornéal, EndoArt, Esprit, Samil and Serica acquisitions and the ACZONE® asset purchase.

•	Non-GAAP diluted earnings per share attributable to stockholders between $3.09 and $3.15.

•	Diluted shares outstanding between approximately 307 million and 308 million.

•	Effective tax rate on non-GAAP earnings between 28% and 29%.

For the first quarter of 2010, Allergan expects:

•	Total product net sales between $1,060 million and $1,100 million.

•	Non-GAAP diluted earnings per share attributable to stockholders between $0.57 and $0.59.

Expectations assume no passage of significant U.S. healthcare reform legislation including excise taxes or new rebates.

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On January 1, 2009, Allergan adopted the update to Financial Accounting Standards Board (FASB) guidance related to the accounting for convertible debt instruments that may be settled fully or partially in cash upon conversion, which requires retrospective application to prior periods. The impact from the adoption of this guidance on the previously reported GAAP results for the fourth quarter and full year of 2008 was a reduction of diluted earnings per share attributable to stockholders of $0.02 and $0.05, respectively, from the amounts previously reported. Non-GAAP diluted earnings per share attributable to stockholders for the fourth quarter and full year of 2008 were not impacted.

All prior period information in the financial tables of this press release has been retrospectively adjusted to reflect the impact of the adoptions in the first quarter of 2009 of updates to FASB guidance related to the accounting for convertible debt instruments that may be settled fully or partially in cash upon conversion and the accounting and financial reporting of noncontrolling ownership interests in subsidiaries held by parties other than the parent.

Historical non-GAAP basic and diluted earnings per share attributable to stockholders, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, non-GAAP interest expense, effective tax rate on non-GAAP earnings as well as historic non-GAAP net sales reported in constant currency and expectations for non-GAAP diluted earnings per share attributable to stockholders are each reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes. The reconciliation for the expectation amounts in the financial tables includes an estimate of the future effect from amortization of acquired intangible assets and non-cash interest expense associated with amortization of convertible debt discount.

Forward-Looking Statements

In this press release, the statements regarding product development, market potential, expected growth, anticipated product filings, approvals and labeling, the statements by Mr. Pyott as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

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All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the R&D and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of the current economic crisis, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2008 Form 10-K and Allergan’s Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential – to see more clearly, move more freely, express themselves more fully. The Company employs more than 8,000 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

Emil Schultz (714) 246-4474 (investors)

Caroline Van Hove (714) 246-5134 (media)

® and ™ Marks owned by Allergan, Inc.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	December 31, 2009				December 31, 2008
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,206.5	$–		$1,206.5	$1,041.0	$–		$1,041.0
Other revenues	17.8	–		17.8	15.6	–		15.6

	1,224.3	–		1,224.3	1,056.6	–		1,056.6
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	184.6	–		184.6	186.8	(4.1	)(i)	182.7
Selling, general and administrative	497.6	5.3	(a)(b)(c)	502.9	426.6	(29.2	)(i)(j)(k)(l)(m)(n)	397.4
Research and development	185.4	(0.2	)(a)	185.2	215.0	(48.5	)(o)(p)	166.5
Amortization of acquired intangible assets	36.2	(30.7	)(d)	5.5	40.9	(35.4	)(d)	5.5
Restructuring charges	3.6	(3.6	)(e)	–	3.7	(3.7	)(e)	–

Operating income	316.9	29.2		346.1	183.6	120.9		304.5
Non-operating income (expense)
Interest income	1.4	–		1.4	5.5	–		5.5
Interest expense	(21.2)	6.1	(f)	(15.1)	(22.2)	6.3	(n)	(15.9)
Unrealized gain on derivative instruments, net	3.6	(3.6	)(g)	–	10.4	(10.4	)(g)	–
Gain on investments, net	–	–		–	–	–		–
Other, net	(4.9)	–		(4.9)	12.5	–		12.5

	(21.1)	2.5		(18.6)	6.2	(4.1)		2.1

Earnings before income taxes	295.8	31.7		327.5	189.8	116.8		306.6

Provision for income taxes	73.0	15.1	(h)	88.1	42.8	33.6	(q)	76.4

Net earnings	222.8	16.6		239.4	147.0	83.2		230.2

Net earnings attributable to noncontrolling interest	1.3	–		1.3	0.4	–		0.4

Net earnings attributable to Allergan, Inc.	$221.5	$16.6		$238.1	$146.6	$83.2		$229.8

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.73			$0.78	$0.48			$0.76

Diluted	$0.72			$0.78	$0.48			$0.76

Weighted average number of common shares outstanding:
Basic	303.5			303.5	303.3			303.3
Diluted	307.1			307.1	304.2			304.2

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	15.3%			15.3%	17.9%			17.6%
Selling, general and administrative	41.2%			41.7%	41.0%			38.2%
Research and development	15.4%			15.4%	20.7%			16.0%

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(a)	Compensation expense from stock option modifications related to the restructuring plan announced in February 2009 of $0.3 million, consisting of selling, general and administrative expenses of $0.1 million and research and development expenses of $0.2 million
(b)	External costs of approximately $8.6 million associated with responding to the U.S. Department of Justice (DOJ) subpoena announced in a company press release on March 3, 2008
(c)	Gain on settlement of a manufacturing and distribution agreement of $14.0 million related to an eye care pharmaceuticals product
(d)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(e)	Net restructuring charges
(f)	Non-cash interest expense associated with amortization of convertible debt discount
(g)	Unrealized gain on the mark-to-market adjustment to derivative instruments
(h)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $31.7 million	$(9.9)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(5.2)

$(15.1)

(i)	One-time termination benefits and rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory related to the phased closure of the Arklow, Ireland breast implant manufacturing facility of $4.2 million, consisting of cost of sales of $4.1 million and selling, general and administrative expenses of $0.1 million
(j)	Integration and transition costs related to the acquisition of Cornéal of $0.2 million
(k)	External costs of approximately $10.0 million associated with responding to DOJ subpoena
(l)	Settlement related to the termination of a distribution agreement in Korea of $13.2 million
(m)	Impairment of intangible asset of $5.6 million related to the phase out of a facial aesthetics product
(n)	Non-cash interest expense associated with amortization of convertible debt discount of $6.3 million and related non-cash selling, general and administrative expenses of $0.1 million
(o)	Upfront payment of $41.5 million for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval
(p)	Upfront payment of $7.0 million for a license and development agreement with Polyphor Ltd. for technology that has not achieved regulatory approval
(q)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $116.8 million	$(37.4)
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	3.8

$(33.6)

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and twelve months ended December 31, 2009 and December 31, 2008 and with respect to anticipated results for the first quarter and full year of 2010. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP earnings attributable to Allergan, Inc.” and “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” as well as “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of acquired intangible assets,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP unrealized (loss) gain on derivative instruments,” “non-GAAP gain on investments, net,” “non-GAAP earnings before income taxes” and “non-GAAP provision for income taxes.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

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Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

Allergan uses the financial measures non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders and non-GAAP earnings attributable to Allergan, Inc. and its subcomponents non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, non-GAAP interest expense, and non-GAAP provision for income taxes, for its full year 2010 expectations to provide a more complete understanding of the cost components affecting its business. Allergan includes these financial measures in the determination of non-GAAP earnings to evaluate its management’s performance for compensation purposes and to assist in comparing certain of its costs to its competitors’ costs. These non-GAAP cost measures do not take into account the non-core business items removed in its calculations of non-GAAP earnings and non-GAAP basic and diluted earnings per share and, therefore, are subject to the same limitations discussed above. Allergan strongly encourages investors to consider both cost of sales, selling, general and administrative expenses, research and development expenses, amortization of acquired intangible assets, interest expense and provision for income taxes determined under GAAP as compared to the non-GAAP amounts included in this press release.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Twelve months ended
In millions, except per share amounts	December 31, 2009				December 31, 2008
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$4,447.6	$–		$4,447.6	$4,339.7	$–		$4,339.7
Other revenues	56.0	–		56.0	63.7	–		63.7

	4,503.6	–		4,503.6	4,403.4	–		4,403.4
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	750.9	(20.2	)(a)(b)(c)	730.7	761.2	(20.6	)(q)(r)(s)	740.6
Selling, general and administrative	1,921.5	(91.9	)(a)(c)(d)(e)(f)(g)(h)	1,829.6	1,856.1	(47.3	)(r)(s)(t)(u)(v)(w)(x)	1,808.8
Research and development	706.0	(31.1	)(a)(b)(i)	674.9	797.9	(69.0	)(r)(y)(z)(aa)(ab)	728.9
Amortization of acquired intangible assets	146.3	(124.4	)(j)	21.9	150.9	(129.6	)(j)	21.3
Restructuring charges	50.9	(50.9	)(k)	–	41.3	(41.3	)(k)	–

Operating income	928.0	318.5		1,246.5	796.0	307.8		1,103.8
Non-operating income (expense)
Interest income	7.0	–		7.0	33.5	–		33.5
Interest expense	(76.9)	24.5	(l)	(52.4)	(85.5)	24.9	(x)	(60.6)
Unrealized (loss) gain on derivative instruments, net	(13.6)	13.6	(m)	–	14.8	(14.8	)(m)	–
Gain on investments, net	24.6	(24.6	)(n)	–	–	–		–
Other, net	(20.6)	5.3	(o)	(15.3)	3.4	–		3.4

	(79.5)	18.8		(60.7)	(33.8)	10.1		(23.7)

Earnings before income taxes	848.5	337.3		1,185.8	762.2	317.9		1,080.1

Provision for income taxes	224.7	108.8	(p)	333.5	197.5	94.5	(ac)	292.0

Net earnings	623.8	228.5		852.3	564.7	223.4		788.1

Net earnings attributable to noncontrolling interest	2.5	–		2.5	1.6	–		1.6

Net earnings attributable to Allergan, Inc.	$621.3	$228.5		$849.8	$563.1	$223.4		$786.5

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$2.05			$2.80	$1.85			$2.59

Diluted	$2.03			$2.78	$1.84			$2.57

Weighted average number of common shares outstanding:
Basic	303.6			303.6	304.1			304.1
Diluted	305.8			305.8	306.4			306.4

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	16.9%			16.4%	17.5%			17.1%
Selling, general and administrative	43.2%			41.1%	42.8%			41.7%
Research and development	15.9%			15.2%	18.4%			16.8%

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(a)	Compensation expense from stock option modifications related to the restructuring plan announced in February 2009 of $78.6 million, consisting of cost of sales of $5.0 million, selling, general and administrative expenses of $52.6 million and research and development expenses of $21.0 million
(b)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory of $14.4 million included in cost of sales and one-time termination benefits of $0.1 million included in research and development expenses related to the phased closure of the Arklow, Ireland breast implant manufacturing facility
(c)	Samil fair market value inventory adjustment rollout of $0.8 million included in cost of sales and transaction related costs of $0.4 million included in selling, general and administrative expenses
(d)	External costs of approximately $32.2 million associated with responding to DOJ subpoena
(e)	Asset impairments and accelerated depreciation costs related to the 2009 restructuring plan of $2.3 million
(f)	Integration and transition costs related to the acquisition of Cornéal of $0.4 million
(g)	Contribution to Allergan Foundation of $18.0 million
(h)	Gain on settlement of a manufacturing and distribution agreement of $14.0 million related to an eye care pharmaceuticals product
(i)	Upfront payment of $10.0 million for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval
(j)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(k)	Net restructuring charges
(l)	Non-cash interest expense associated with amortization of convertible debt discount
(m)	Unrealized (loss) gain on the mark-to-market adjustment to derivative instruments
(n)	Net gain on sale of investments
(o)	Loss on extinguishment of convertible debt
(p)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $337.3 million	$(106.2)
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings, and foreign R&D tax credits received for tax years prior to 2008	(2.6)

$(108.8)

(q)	Esprit fair market value inventory rollout adjustment of $11.7 million
(r)	One-time termination benefits, asset impairments and rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory related to the phased closure of the Arklow, Ireland breast implant manufacturing facility of $10.0 million, consisting of cost of sales of $8.8 million, selling, general and administrative expenses of $0.9 million and research and development expenses of $0.3 million
(s)	Integration and transition costs related to the acquisitions of Esprit and Cornéal, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $2.1 million
(t)	External costs of approximately $25.7 million associated with responding to DOJ subpoena and ACZONE transaction costs of $0.6 million
(u)	Settlement related to the termination of a distribution agreement in Korea of $13.2 million
(v)	Gain on sale of technology and fixed assets of $0.9 million related to the phased closure of the collagen manufacturing facility in Fremont, California
(w)	Impairment of intangible asset of $5.6 million related to the phase out of a facial aesthetics product
(x)	Non-cash interest expense associated with amortization of convertible debt discount of $24.9 million and related non-cash selling, general and administrative expenses of $0.1 million
(y)	Upfront payment of $13.9 million for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval
(z)	Upfront payment of $6.3 million for in-licensing of Asterand technology that has not achieved regulatory approval
(aa)	Upfront payment of $41.5 million for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval
(ab)	Upfront payment of $7.0 million for a license and development agreement with Polyphor Ltd. for technology that has not achieved regulatory approval
(ac)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $317.9 million	$(95.9)
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(2.4)
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	3.8

$(94.5)

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11-11-11

ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	December 31, 2009	December 31, 2008

Assets

Cash and equivalents	$1,947.1	$1,110.4
Trade receivables, net	576.6	538.4
Inventories	213.9	262.5
Other current assets	368.7	359.3

Total current assets	3,106.3	2,270.6

Property, plant and equipment, net	808.1	775.4
Intangible assets, net	1,357.2	1,491.9
Goodwill	1,998.3	1,981.8
Other noncurrent assets	266.7	272.1

Total assets	$7,536.6	$6,791.8

Liabilities and equity

Notes payable	$18.1	$4.4
Accounts payable	204.0	173.9
Accrued expenses and income taxes	589.5	518.7

Total current liabilities	811.6	697.0

Long-term debt	1,491.3	1,570.5
Other liabilities	389.8	471.8

Equity:
Allergan, Inc. stockholders’ equity	4,822.8	4,050.7
Noncontrolling interest	21.1	1.8

Total equity	4,843.9	4,052.5

Total liabilities and equity	$7,536.6	$6,791.8

DSO	44	47

DOH	106	128

Cash and equivalents	$1,947.1	$1,110.4
Total notes payable and long-term debt	(1,509.4)	(1,574.9)

Cash, net of debt	$437.7	$(464.5)

Debt-to-capital percentage	23.8%	28.0%

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12-12-12

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	December 31, 2009	December 31, 2008
Net earnings attributable to Allergan, Inc.	$221.5	$146.6

Non-GAAP pre-tax adjustments:
Compensation expense from stock option modifications related to the 2009 restructuring plan	0.3	–
External costs associated with responding to DOJ subpoena	8.6	10.0
Gain on settlement of a manufacturing and distribution agreement related to an eye care pharmaceuticals product	(14.0)	–
Amortization of acquired intangible assets	30.7	35.4
Net restructuring charges	3.6	3.7
Non-cash interest associated with amortization of convertible debt discount and related non-cash selling, general and administrative expenses	6.1	6.4
Unrealized gain on derivative instruments	(3.6)	(10.4)
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	–	4.2
Cornéal integration and transition costs	–	0.2
Termination of a distribution agreement in Korea	–	13.2
Impairment of an intangible asset related to the phase out of a facial aesthetics product	–	5.6
Upfront payment for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval	–	41.5
Upfront payment for a license and development agreement with Polyphor Ltd. for technology that has not achieved regulatory approval	–	7.0

	253.2	263.4

Tax effect for above items	(9.9)	(37.4)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(5.2)	–
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	–	3.8

Non-GAAP earnings attributable to Allergan, Inc.	$238.1	$229.8

Weighted average number of shares issued	303.5	303.3

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	3.6	0.9

	307.1	304.2

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13-13-13

Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.72		$0.48

Non-GAAP earnings per share adjustments:
External costs associated with responding to DOJ subpoena	0.02		0.02
Gain on settlement of a manufacturing and distribution agreement related to an eye care pharmaceuticals product	(0.03)		–
Amortization of acquired intangible assets	0.06		0.07
Net restructuring charges	0.01		0.02
Non-cash interest associated with amortization of convertible debt discount and related non-cash selling, general and administrative expenses	0.01		0.02
Loss on extinguishment of convertible debt	0.01		–
Unrealized gain on derivative instruments	–		(0.02)
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	–		0.01
Termination of a distribution agreement in Korea	–		0.04
Impairment of an intangible asset related to the phase out of a facial aesthetics product	–		0.01
Upfront payment for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval	–		0.08
Upfront payment for a license and development agreement with Polyphor Ltd. for technology that has not achieved regulatory approval	–		0.02
Change in estimated taxes related to uncertain tax positions included in prior year filings	(0.02)		–
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	–		0.01

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$0.78		$0.76

Year over year change		2.6%

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14-14-14

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Twelve months ended
	December 31, 2009	December 31, 2008
Net earnings attributable to Allergan, Inc.	$621.3	$563.1

Non-GAAP pre-tax adjustments:
Compensation expense from stock option modifications related to the 2009 restructuring plan	78.6	–
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory, and other one-time termination benefits and asset impairments	14.5	10.0
Samil fair market value inventory adjustment rollout and transaction related costs	1.2	–
External costs associated with responding to DOJ subpoena	32.2	25.7
Asset impairments and accelerated depreciation costs related to the 2009 restructuring plan	2.3	–
Gain on settlement of a manufacturing and distribution agreement related to an eye care pharmaceuticals product	(14.0)	–
Cornéal integration and transition costs	0.4	1.5
Contribution to Allergan Foundation	18.0	–
Upfront payment for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval	10.0	–
Amortization of acquired intangible assets	124.4	129.6
Net restructuring charges	50.9	41.3
Non-cash interest associated with amortization of convertible debt discount and related non-cash selling, general and administrative expenses	24.5	25.0
Unrealized loss (gain) on derivative instruments	13.6	(14.8)
Net gain on sale of investments	(24.6)	–
Loss on extinguishment of convertible debt	5.3	–
Esprit fair market value inventory adjustment rollout	–	11.7
Esprit integration and transition costs	–	0.7
ACZONE transition costs	–	0.6
Termination of a distribution agreement in Korea	–	13.2
Gain on sale of technology and fixed assets related to the phased closure of the collagen manufacturing facility in Fremont, California	–	(0.9)
Impairment of an intangible asset related to the phase out of a facial aesthetics product	–	5.6
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	–	13.9
Upfront payment for in-licensing of Asterand technology that has not achieved regulatory approval	–	6.3
Upfront payment for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval	–	41.5
Upfront payment for a license and development agreement with Polyphor Ltd. for technology that has not achieved regulatory approval	–	7.0

	958.6	881.0

Tax effect for above items	(106.2)	(95.9)
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings, and foreign R&D tax credits received for tax years prior to 2008	(2.6)	–
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	–	(2.4)
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	–	3.8

Non-GAAP earnings attributable to Allergan, Inc.	$849.8	$786.5

Weighted average number of shares issued	303.6	304.1

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	2.2	2.3

	305.8	306.4

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15-15-15

Diluted earnings per share attributable to Allergan, Inc. stockholders	$2.03		$1.84

Non-GAAP earnings per share adjustments:
Compensation expense from stock option modifications related to the 2009 restructuring plan	0.17		–
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory, and other one-time termination benefits and asset impairments	0.04		0.03
External costs associated with responding to DOJ subpoena	0.07		0.05
Gain on settlement of a manufacturing and distribution agreement related to an eye care pharmaceuticals product	(0.03)		–
Contribution to Allergan Foundation	0.04		–
Upfront payment for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval	0.03		–
Amortization of acquired intangible assets	0.26		0.27
Net restructuring charges	0.13		0.13
Non-cash interest associated with amortization of convertible debt discount and related non-cash selling, general and administrative expenses	0.05		0.05
Unrealized loss (gain) on derivative instruments	0.03		(0.03)
Net gain on sale of investments	(0.05)		–
Loss on extinguishment of convertible debt	0.02		–
Esprit fair market value inventory adjustment rollout	–		0.03
Termination of a distribution agreement in Korea	–		0.04
Impairment of an intangible asset related to the phase out of a facial aesthetics product	–		0.01
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	–		0.03
Upfront payment for in-licensing of Asterand technology that has not achieved regulatory approval	–		0.02
Upfront payment for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval	–		0.08
Upfront payment for a license and development agreement with Polyphor Ltd. for technology that has not achieved regulatory approval	–		0.02
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings, and foreign R&D tax credits received for tax years prior to 2008	(0.01)		–
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	–		(0.01)
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	–		0.01

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$2.78		$2.57

Year over year change		8.2%

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16-16-16

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	December 31, 2009	December 31, 2008	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$565.9	$466.9	$99.0	$77.0	$22.0	21.2%	16.5%	4.7%
Botox/Neuromodulator	347.7	329.2	18.5	2.4	16.1	5.6%	0.7%	4.9%
Skin Care	64.5	32.7	31.8	31.4	0.4	97.2%	96.0%	1.2%
Urologics	17.0	17.0	—	—	—	—	—	—

Total Specialty Pharmaceuticals	995.1	845.8	149.3	110.8	38.5	17.7%	13.1%	4.6%

Breast Aesthetics	77.8	70.9	6.9	3.8	3.1	9.7%	5.4%	4.3%
Obesity Intervention	67.6	68.5	(0.9)	(3.6)	2.7	(1.3)%	(5.3)%	4.0%
Facial Aesthetics	66.0	55.8	10.2	5.9	4.3	18.3%	10.6%	7.7%

Total Medical Devices	211.4	195.2	16.2	6.1	10.1	8.3%	3.1%	5.2%

Product net sales	$1,206.5	$1,041.0	$165.5	$116.9	$48.6	15.9%	11.2%	4.7%

Alphagan P, Alphagan, and Combigan	$102.7	$90.7	$12.0	$7.9	$4.1	13.2%	8.7%	4.5%
Lumigan Franchise	122.6	98.4	24.2	17.9	6.3	24.5%	18.1%	6.4%
Restasis	163.3	116.7	46.6	46.2	0.4	39.9%	39.6%	0.3%
Sanctura Franchise	17.0	17.0	—	—	—	—	—	—
Latisse	26.0	—	26.0	26.0	—	—	—	—

Domestic	64.3%	67.3%
International	35.7%	32.7%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Twelve months ended
	December 31, 2009	December 31, 2008	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$2,100.6	$2,009.1	$91.5	$144.9	$(53.4)	4.6%	7.2%	(2.6)%
Botox/Neuromodulator	1,309.6	1,310.9	(1.3)	32.5	(33.8)	(0.1)%	2.5%	(2.6)%
Skin Care	208.0	113.7	94.3	94.4	(0.1)	82.9%	83.0%	(0.1)%
Urologics	65.6	68.6	(3.0)	(3.0)	—	(4.4)%	(4.4)%	—

Total Specialty Pharmaceuticals	3,683.8	3,502.3	181.5	268.8	(87.3)	5.2%	7.7%	(2.5)%

Breast Aesthetics	287.5	310.0	(22.5)	(15.2)	(7.3)	(7.3)%	(4.9)%	(2.4)%
Obesity Intervention	258.2	296.0	(37.8)	(32.2)	(5.6)	(12.8)%	(10.9)%	(1.9)%
Facial Aesthetics	218.1	231.4	(13.3)	(7.1)	(6.2)	(5.7)%	(3.1)%	(2.6)%

Total Medical Devices	763.8	837.4	(73.6)	(54.5)	(19.1)	(8.8)%	(6.5)%	(2.3)%

Product net sales	$4,447.6	$4,339.7	$107.9	$214.3	$(106.4)	2.5%	4.9%	(2.4)%

Alphagan P, Alphagan, and Combigan	$414.5	$398.1	$16.4	$26.8	$(10.4)	4.1%	6.7%	(2.6)%
Lumigan Franchise	456.5	426.2	30.3	46.4	(16.1)	7.1%	10.9%	(3.8)%
Restasis	522.9	444.0	78.9	79.1	(0.2)	17.8%	17.8%	—
Sanctura Franchise	65.6	68.2	(2.6)	(2.6)	—	(3.8)%	(3.8)%	—
Latisse	73.7	—	73.7	73.7	—	—	—	—

Domestic	65.4%	64.6%
International	34.6%	35.4%

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17-17-17

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	First Quarter 2010
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$0.50	$0.52

Amortization of acquired intangible assets	0.06	0.06
Non-cash interest expense associated with amortization of convertible debt discount	0.01	0.01

Non-GAAP diluted earnings per share expectations	$0.57	$0.59

	Full Year 2010
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$2.79	$2.85

Amortization of acquired intangible assets	0.25	0.25
Non-cash interest expense associated with amortization of convertible debt discount	0.05	0.05

Non-GAAP diluted earnings per share expectations	$3.09	$3.15

(a)	GAAP diluted earnings per share expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges and external costs associated with responding to the DOJ subpoena that may occur but that are not currently known or determinable.

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